FIRST COMMONWEALTH FINANCIAL CORPORATION

GA FINANCIAL, INC.

ELECTION FORM / LETTER OF TRANSMITTAL

Dear Shareholder:

On December 12, 2003, First Commonwealth Financial Corporation (FCF) and GA Financial, Inc. (GAF) announced the execution of a definitive agreement under which GA Financial would merge into First Commonwealth (the “Merger Agreement”). Under the terms of the Merger Agreement, GAF shareholders can elect to receive $35.00 per share in cash, shares of FCF common stock having a value of $35.00 based on the average closing price of FCF common stock on the New York Stock Exchange for the 10 trading days ending on the third business day before the closing date, or a combination of cash and shares of FCF common stock.

Please be advised that your election is subject to the terms, conditions and limitations set forth in the Merger Agreement, the Proxy Statement / Prospectus delivered to GAF shareholders in connection with the approval of the Merger Agreement (the “Proxy Statement/Prospectus”) and this Election Form / Letter of Transmittal. YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT. All elections of GAF shareholders are subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. These procedures are intended to ensure that approximately 40% of the total merger consideration will be paid in the form of cash and 60% will be paid in the form of FCF common stock. For further information, please refer to the description of the allocation and proration procedures in the Proxy Statement/ Prospectus under “The Merger—Election and Proration Procedures”.

The deadline to submit your election to receive either cash or FCF common stock expires on              at 5:00 P.M. EST (the “Election Deadline”). Your properly completed Election Form / Letter of Transmittal along with your GAF certificates must be received by The Bank of New York, the Exchange Agent, prior to that time. For your reference, the certificates issued to you as shown on the records of GAF are listed on the Election Form / Letter of Transmittal. Please note that any shares owned by you in the GAF Dividend Reinvestment Plan are listed next to the term “DRP” on the Election Form / Letter of Transmittal. These shares are not certificated and the election you indicate on the Election Form / Letter of Transmittal will apply to those shares as well. GAF shareholders that fail to make a valid election by the Election Deadline will only be eligible to receive FCF common stock and/or cash in accordance with the terms of the Merger Agreement.

Please use the attached Election Form / Letter of Transmittal to make your election and surrender your GAF stock certificates to the Exchange Agent, The Bank of New York. Directions for completing the Election Form are given in the enclosed Instruction Booklet. If you have additional questions please contact The Bank of New York at 1-800-507-9357.

Detach here

☐	Caution—Please do not fold, staple or tear this card

Election Form / Letter of Transmittal—GA Financial, Inc. (Please check only one box below)

☐	Cash Election: Exchange all of my shares of GA Financial, Inc. for cash at the rate of $35.00 per share.

☐	Stock Election: Exchange all of my shares of GA Financial, Inc. for First Commonwealth (FCF) common stock having a value of $35.00 based on the average closing price of FCF common stock on the New York Stock Exchange for the 10 trading days ending on the third business day before the closing date.

☐

Mixed Election: Exchange some of my shares of GA Financial, Inc. for cash and the remainder for FCF common stock at the same exchange rates for cash and stock listed above in the following amounts:

GA Financial, Inc shares to be exchanged for cash:

GA Financial, Inc shares to be exchanged for FCF common stock:

(Please note that the sum of the numbers specified in the Mixed Election must equal the Total Shares of GA Financial, Inc. held as indicated on your Election Form / Letter of Transmittal).

Change address as necessary below

Total Shares

I/we the undersigned surrender for exchange the shares identified on this Election Form/Letter of Transmittal. I/we certify that I/we have reviewed the accompanying Instruction Booklet mailed with this form and have complied with all requirements stated therein. I/we acknowledge that any election made in connection with the merger may be subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement / Prospectus. I/we acknowledge that I/we may receive merger consideration in a different form than elected I/we hereby authorize The Bank of New York as Exchange Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this Election Form/ Letter of Transmittal

SIGNATURE: Form must be signed by registered holders(s) exactly as name(s) appear on certificate(s) or by person(s) authorized to sign on behalf of registered holder(s) by documents transmitted herewith. See Instruction 7.

Daytime Telephone Number

Share Owner sign here        Date        Co-Owner sign here

AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)

THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE

YOUR GA FINANCIAL, INC (GAF) CERTIFICATE(S)

NAME OF SHAREHOLDER

ADDRESS

CITY/STATE/ZIP

CERTIFICATE NUMBER(S)	for	share(s) of GAF common stock
	for	share(s) of GAF common stock
	for	share(s) of GAF common stock
(If any number is unknown, leave space blank.)

The undersigned person(s) hereby certifies that:

I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s). I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages, and expenses that it may sustain or incur by reason or arising out of any claim that any person may make under or on account of such certificates, including without limitation any claim to ownership of the shares represented thereby or to any dividend or distribution in respect of any such shares under its Indemnity Bond No.            . I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Signature of Shareholder (Affiant)

Signature of Co-Shareholder (Co-Affiant)

Signed this                                          day of                                     , 200

Notary Public (Affix Notarial Seal)

(Notary required for all replacements of more than 200 shares)

STATE OF                                               COUNTY OF

There will be no fee or premium for lost, stolen or destroyed certificates if reported within one year of the effective date of the merger. See Instruction 10 for further information.

Substitute Form W-9

See Instruction 12 .

Part 1–PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION

NUMBER (“TIN”) IN THE BOX AT THE

RIGHT AND CERTIFY BY SIGNING

AND DATING BELOW

Social Security No. OR

Employer ID No.

CERTIFICATION–UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TIN (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (“IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN) AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

Signature

Name

Address

Date

Part 2—☐

TIN applied for (or intended to apply for in near future) CHECK BOX IF

APPLICABLE

Part 3—☐

EXEMPT PAYEE

Department of the Treasury, Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (TIN)

SPECIAL TRANSFER INSTRUCTIONS

Medallion Guarantee Required

Entitlements will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see Instruction 7 & 8.

Issue to:

Name

(Please Print)

Address

(Include Zip Code)

(Employer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

Entitlements will be mailed to the address shown on the FRONT of this form (or to the person and address listed above) unless otherwise instructed below; see Instruction 9.

Mail to:

Name

(Please Print)

Address

FIRST COMMONWEALTH FINANCIAL CORPORATION

GA FINANCIAL, INC.

INSTRUCTION BOOKLET

This Instruction Booklet summarizes your election options and provides information and instructions on how to make your election and properly complete the Election Form/Letter of Transmittal. We urge you to read the Instruction Booklet and the Proxy Statement/Prospectus sent to you under separate cover. After reviewing these materials, please complete the Election Form/Letter of Transmittal and send it in the enclosed return envelope along with your GA Financial, Inc. stock certificates to the Exchange Agent, The Bank of New York. If you have additional questions after reading this material please call The Bank of New York at 1-800-507-9357.

The deadline to submit your election to receive cash and/or First Commonwealth Financial Corporation common stock expires on                      , 2004 at 5:00 P.M. EST ( the “Election Deadline”). Your properly completed Election Form/Letter of Transmittal along with your GA Financial, Inc. certificates must be received by the Exchange Agent prior to that time. GA Financial, Inc. shareholders that fail to make a valid election by the Election Deadline will only be eligible to receive First Commonwealth common stock and/or cash in accordance with the terms of the Merger Agreement.

ELECTION OPTIONS

On December 12, 2003, First Commonwealth Financial Corporation (FCF) and GA Financial, Inc. (GAF) announced the execution of a definitive agreement under which GA Financial would merge into First Commonwealth (the “Merger Agreement”). Under the terms of the Merger Agreement GAF shareholders can elect to receive $35.00 per share in cash, shares of FCF common stock having a value of $35.00 based on the average closing price of FCF common stock on the New York Stock Exchange for the 10 trading days ending on the third business day before the closing date, or a combination of cash and shares of FCF common stock.

Please note that no fractional shares of FCF common stock will be issued. In lieu of any fractional shares, FCF will pay to each GAF shareholder who would otherwise be entitled to receive a fractional share an amount in cash as determined by multiplying such fraction by the average closing price of the FCF stock used in determining the exchange ratio.

To make your election please check the appropriate box on the Election Form/Letter of Transmittal, sign the form where indicated, complete Form W-9 on the reverse of the form and return the Election Form/Letter of Transmittal along with all of your GAF stock certificates to The Bank of New York at the appropriate address indicated on page 7 of this Instruction Booklet. Please check only one box on the Election Form/Letter of Transmittal. If you check more than one box, or do not check a box, you will be considered to have made an invalid election and will only be eligible to receive FCF common stock and/or cash in accordance with the terms of the Merger Agreement applicable to non-electing shareholders.

Your election is subject to the terms, conditions and limitations set forth in the Merger Agreement, Proxy Statement/Prospectus and this Election Form/Letter of Transmittal. YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT. All elections of GAF shareholders are subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. These procedures are intended to ensure that approximately 40% of the total merger consideration will be paid in the form of cash and 60% will be paid in the form of FCF common stock.

For further information, please refer to the description of the allocation and proration procedures in the Proxy Statement/Prospectus under “The Merger—Election and Proration Procedures.”

Important—Please Read Carefully Before Signing the Election Form/Letter of Transmittal

You must complete Substitute Form W-9 listed on the reverse of the Election Form/Letter of Transmittal.

Unless you indicate otherwise by completing the section entitled “Special Transfer or Special Delivery Instructions,” your check and/or the certificates for shares of FCF common stock to be issued to you, will be issued in the name(s) and mailed to the address(es) of the person(s) listed on the Election Form/Letter of Transmittal.

The tax consequences of the Merger to you will vary depending on your election. For information on federal income tax consequences of the elections, see “The Merger-Material Federal Income Tax Consequences” in the Proxy Statement/Prospectus. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE STATE AND FEDERAL TAX CONSEQUENCES OF THE MERGER TO YOU.

By signing the Election Form/Letter of Transmittal:

•	You represent and warrant to FCF that you have full power and authority to submit, sell, assign and transfer the above described shares of GAF common stock and that when such shares are accepted for exchange by FCF, FCF will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

•	You agree, upon request, to execute and deliver any additional documents necessary or desirable to complete the exchange of your shares under the Merger Agreement.

•	You constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact to effect such surrender of the shares and, if necessary under the Merger Agreement, to transfer the shares on the books of GAF

•	You represent that you have read and agreed to all of the terms and conditions set forth herein and in the Proxy Statement/Prospectus.

•	You authorize and instruct The Bank of New York, as Exchange Agent, to deliver to FCF the enclosed certificate(s) and to receive on your behalf, in exchange for the GAF common stock represented thereby, any check or any certificate(s) for shares of FCF common stock issuable to you pursuant to the Merger.

Delivery of the enclosed certificate(s) will be effected, and the risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent. In no event will the Exchange Agent be liable to you for any FCF common stock or dividends with respect thereto or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

ADDITIONAL INSTRUCTIONS

(1)    Time in Which to Make an Election. To be effective, this Election Form/Letter of Transmittal, properly completed, accompanied by the certificate(s) representing all of the holder’s shares of GAF common stock must be received by The Bank of New York, the Exchange Agent, at one of the addresses listed on page 7 of this Instruction Booklet, not later than 5:00 p.m., New York City time, on                      , 2004 (“Election Deadline”). A GAF shareholder whose Election Form/Letter of Transmittal and certificate(s) are not received prior to the Election Deadline or who revokes his Election Form/Letter of Transmittal will be considered to have made No Election. See Instruction 6 below. If you are submitting your Election Form/Letter of Transmittal and GAF shares via a Notice of Guaranteed Delivery please see Instruction 13 below.

(2)    Delivery of Election Form/Letter of Transmittal and Certificates. This Election Form/Letter of Transmittal is to be completed only if certificates for shares are delivered with it to the Exchange Agent. Certificates for all GAF shares, together with a properly completed and duly executed Election Form/Letter of Transmittal, and any other documents required by this Election Form/Letter of Transmittal, should be delivered to the Exchange Agent at one of the addresses listed on page 7 of this Instruction Booklet and must be received by the Exchange Agent on or before the Election Deadline.

For your reference, the certificates issued to you as shown on the records of GAF as of the record date used for this mailing are listed on the Election Form/Letter of Transmittal. Please note that any shares owned by you in the GAF Dividend Reinvestment Plan are listed next to the terms “DRP” on the Election Form/Letter of Transmittal. These shares are not certificated and the election you indicate on the Election Form/Letter of Transmittal will apply to those shares as well.

The method of delivery of all documents, including certificates for shares, this Election Form/Letter of Transmittal and any other required documents, is at the election and risk of the electing shareholder. If delivery is by mail, then registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

For your convenience, a return envelope addressed to the Exchange Agent is enclosed.

If you are submitting your Election Form/Letter of Transmittal and GAF shares via a Notice of Guaranteed Delivery please see Instruction 13 below.

(3)    Change or Revocation of Election. A GAF shareholder who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a later-dated revised Election Form/Letter of Transmittal, properly completed and signed.

(4)    GAF Shares Held at a Broker, bank or other nominee. If any of your GAF shares are held at a Broker, Bank or other nominee please contact them directly for instructions as to the procedure for making your election and exchanging your GAF shares.

(5)    Nominees. Any record holder of shares of GAF common stock who is a nominee may submit one or more Election Forms/Letters of Transmittal, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of GAF common stock owned by such record holder. However, upon the request of FCF, such record holders will be required to certify to the satisfaction of FCF that such record holder holds such shares of GAF common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form/Letter of Transmittal is so submitted will be treated as a separate shareholder of GAF for purposes of allocating FCF common stock and cash payments to be issued upon consummation of the merger.

(6)    Shares as to Which No Election is Made. GAF shareholders who fail to submit a properly completed Election Form/Letter of Transmittal together with certificate(s) representing their shares of GAF common stock or who revoke their previously submitted Election Form/Letter of Transmittal and fail to submit a properly completed Election Form/Letter of Transmittal together with certificate(s) representing their shares of GAF common stock, will be deemed to have made no election and will only be eligible to receive FCF common stock and/or cash in accordance with the allocation and proration provisions of the Merger Agreement applicable to non-electing shareholders. Likewise, a holder who does not tender an election for all his or her shares will be deemed to have made no-election with respect to those shares not tendered.

(7)    Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which an Election Form/Letter of Transmittal is submitted) on the Election Form/Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of GAF common stock described on this Election Form/Letter of Transmittal have been assigned by the registered holder(s), in which event, this Election Form/Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s). If this Election Form/Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form/Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. If this Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form/Letter of Transmittal. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

(8)    Special Transfer Instructions. If checks or certificates representing FCF common stock are to be issued to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of GAF common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form/Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also complete the “Special Transfer Instructions” box on the Election Form/Letter of Transmittal.

(9)    Special Delivery Instructions. If checks or certificates representing FCF common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please insert the appropriate address in the Special Delivery Instructions box provided on this Election Form/Letter of Transmittal.

(10)    Affidavit of Lost, Stolen or Destroyed Certificates. If you have lost your GAF stock certificate(s), or if your GAF stock certificate(s) has been stolen or destroyed, you (and if the shares are held in a joint account, the co-owner of the shares) must properly complete and return the affidavit contained on the back of the Election Form/Letter of transmittal. List the certificate number(s) that are lost, stolen or destroyed and the total number of shares represented by that certificate and sign the form where indicated. The affidavit must be signed and notarized by a Notary Public for losses in excess of 200 GAF shares. There will be no fee or premium for lost, stolen or destroyed certificates if reported within one year of the effective date of the merger.

You will not be issued new GAF stock certificates. By executing the affidavit in accordance with these instructions you will be treated by the Exchange Agent as having exchanged your stock certificate(s) without surrendering your certificate(s). The affidavit is valid only if signed and notarized (if applicable) in accordance with these instructions. By signing the affidavit, you (i) acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company; (ii) agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that it may sustain or incur by reason or on account or assuming liability under its indemnity Bond No. ST            ; and (iii) agree to surrender the certificate(s) to FCF if, at any time, you find or otherwise recover the certificates.

(11)    Determination of Questions. All questions with respect to this Election Form/Letter of Transmittal and Elections made by GAF shareholders (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by FCF and/or the Exchange Agent, whose determination shall be conclusive and binding. FCF shall have the absolute right to reject any and all Election Forms/Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. FCF and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of GAF common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither FCF nor the Exchange Agent are under any obligation to notify a GAF shareholder of any defect in an Election Form/Letter of Transmittal.

(12)    Substitute Form W-9. Each GAF shareholder (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number (TIN), generally the shareholder’s Social Security or federal employer identification number, and with certain other information, on Substitute Form W-9 and to certify that the shareholder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject you (or such other payee) to a $50 penalty imposed by the Internal Revenue Service and a 28% federal backup withholding tax on the payment of any cash as part of the merger consideration. The box in Part 2 of the Substitute Form W-9 may be checked if you (or such other payee) have not been issued a TIN and you (or such other payee) have applied for a TIN or intend to apply for a TIN in the near future. If the box in Part 2 is checked and the Exchange Agent is not provided with a TIN by the time of payment of any cash as part of the merger consideration, the Exchange Agent will withhold 28% on the payment of any cash to you until you provide a TIN to the Exchange Agent.

Certain types of shareholders (including, among others, corporations and certain foreign individuals) are not subject to backup withholding and certain reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such shareholder must submit to the exchange agent a properly completed Internal Revenue Service Form W-8BEN, or other applicable Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. If applicable, you can obtain a Form W-8BEN, or other applicable Form W-8, from the exchange agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number for more detailed information.

If backup withholding applies, the Exchange Agent is required to withhold 28% of any cash paid to you or such other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

To prevent backup withholding on any cash paid to you or such other payee, you are required to notify the Exchange Agent of your current TIN (or the TIN of any other payee) by completing the Substitute Form W-9 on the Election Form/Letter of Transmittal, certifying (1) that the TIN provided on the Substitute Form W-9 is correct (or that you are awaiting a TIN), (2) that you are not subject to backup withholding because (i) you or such other payee are exempt from backup withholding, or (ii) you or such other payee have not been notified by the Internal Revenue Service that you or such other payee are subject to backup withholding as a result of failure to report all interest or dividends, or (iii) you or such other payee have been notified by the Internal Revenue Service that you or such other payee are no longer subject to backup withholding, and (3) that you or such other payee are a U.S. person (including a U.S. resident alien).

You are required to give the Exchange Agent the TIN (e.g., Social Security Number or Employer Identification Number) of the record owner of the shares. If the shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number for additional guidance on which number to report.

(13)    Notice of Guaranteed Delivery. If your GAF stock certificates are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Election Deadline you may still submit an election by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Please see the Notice of Guaranteed delivery for further details Additional copies of the Notice of Guaranteed Deliver may be obtained from the Exchange Agent by phoning 1-800-507-9357.

(14)    Questions and Request for Information. Questions and requests for information or assistance relating to this Election Form/Letter of Transmittal should be directed to The Bank of New York, at 1-800-507-9357. Additional copies of this Election Form/Letter of Transmittal may be obtained from the Exchange Agent at the telephone number above.

BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

•	Verify the election you have chosen;

•	Sign and date the Election Form/Letter of Transmittal and include your daytime phone number;

•	List your Tax Identification Number and sign the W-9 certification; and

•	Include your GAF stock certificate(s), along with the Election Form/Letter of Transmittal in the enclosed return envelope.

DELIVERY INSTRUCTIONS

The Bank of New York

By Mail:	By Overnight Courier	By Hand:
The Bank of New York	The Bank of New York	The Bank of New York
GA Financial Exchange	GA Financial Exchange	Reorganization Services
P.O. Box 859208	161 Bay State Road	101 Barclay Street
Braintree, MA 02185-9208	Braintree, MA 02184	Receive and Deliver Window
Street Level
New York, NY 10286

For Information Call:

The Bank of New York, Exchange Agent

1-800-507-9357

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